UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 19, 2020

BEL FUSE INC.

(Exact Name of Registrant as Specified in its Charter)

NEW JERSEY	0-11676	22-1463699
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

206 Van Vorst Street, Jersey City, New Jersey	07302
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (201) 432-0463

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[                ]          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[                ]          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[                ]          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.14d-2(b))

[                ]          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Class A Common Stock ($0.10 par value)	BELFA	Nasdaq Global Select Market
Class B Common Stock ($0.10 par value)	BELFB	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.  Results of Operations and Financial Condition.

On February 20, 2020, Bel Fuse Inc. ("Bel" or the "Company") issued a press release regarding results for the three and twelve months ended December 31, 2019. A copy of this press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Robert H. Simandl and Norman Yeung each retired from the Board of Directors of Bel effective February 19, 2020.  Mr. Simandl had been a director of the Company since 1967 and was additionally a member of Bel’s Executive and Nominating committees.  Mr. Yeung had been a director of the Company since 2013.

The Company’s Board of Directors has appointed Thomas E. Dooley and Dr. Rita Smith as directors of the Company, effective February 19, 2020.

Mr. Dooley, 63, is the former Interim CEO and Chief Operating Officer of Viacom Inc., a Fortune 500 entertainment company.  Throughout his career at Viacom, Mr. Dooley held a variety of executive positions including Chief Operating Officer, Senior Executive Vice President, Chief Financial Officer and Chief Administrative Officer, and served on the Viacom board of directors for ten years.  Prior to re-joining Viacom in 2006, Mr. Dooley was Co-Chairman and Chief Executive Officer of DND Capital Partners, L.L.C., a private equity firm specializing in media and telecommunications investments, from May 2000 until September 2006. Prior to that, Mr. Dooley held various corporate and divisional positions at a predecessor of Viacom, which he first joined in 1980, including Deputy Chairman and member of its Executive Committee. Mr. Dooley received a Bachelor’s Degree from St. John’s University and an M.B.A from New York University.

Dr. Smith, 69, a partner at C-Suites Healthcare Advisors, has an extensive track record spanning three decades in strategic resource planning and budgeting, information management systems, case management, and reporting and compliance.  As the Senior Vice President of Patient Care Services and Chief Nursing Officer at Jersey City Medical Center/Robert Wood Johnson Barnabas Health for fifteen years, Dr. Smith had P&L responsibility for a staff of 1,500 and an operating budget of $150 million, and led the turnaround from annual multi-million dollar losses to profitability for her operating unit.  Dr. Smith holds a Doctor of Nursing Practice from Rutgers University, a Master’s in Public Administration-Health Care Policy from New York University and a Bachelor’s Degree in Nursing from Kean University.

It is anticipated that each of Mr. Dooley and Dr. Smith will stand for election as a director for a three-year term at the Company's 2020 Annual Meeting of Shareholders.  It has not yet been determined on what committees, if any, Mr. Dooley and Dr. Smith will serve.  If Mr. Dooley or Dr. Smith is appointed to any committees of the Board prior to the 2020 Annual Meeting of Shareholders, the Company will file an amendment to this Form 8-K stating such.

A copy of the Company’s press release announcing the retirements of Mr. Simandl and Mr. Yeung and the appointments of Mr. Dooley and Dr. Smith is filed with this Current Report on Form 8-K as Exhibit 99.2.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits

As described in Items 2.02 and 5.02 of this Report, the following Exhibit 99.1 is furnished and Exhibit 99.2 is filed as part of this Current Report on Form 8-K:

99.1   Press Release of Bel Fuse Inc. dated February 20, 2020, related to the financial results of the Company for the three and twelve months ended December 31, 2019.

99.2   Press Release of Bel Fuse Inc. dated February 19, 2020, related to departures from and appointments to its Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 20, 2020	BEL FUSE INC.
(Registrant)

By:	/s/Daniel Bernstein
Daniel Bernstein
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by the Company, dated February 20, 2020, related to the financial results of the Company for the three and twelve months ended December 31, 2019.
99.2	Press release issued by the Company, dated February 19, 2020, related to departures from and appointments to its Board of Directors